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                                                                EXHIBIT 99(d)(2)


COMMON SHARES                                                      COMMON SHARES
PAR VALUE $.10                                                    PAR VALUE $.10

ORGANIZED AS A BUSINESS TRUST           CUSIP
UNDER THE LAWS OF THE                   SEE REVERSE FOR CERTAIN DEFINITIONS
COMMONWEALTH OF MASSACHUSETTS

              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                      MUNIHOLDINGS FLORIDA INSURED FUND IV

This certifies that

is the owner of

          FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST OF MuniHoldings Florida Insured Fund IV (the "Trust") transferable on the books of the Trust by the holder in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Declaration of Trust, dated November 25, 1998 (a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts) and of the By-Laws of the Trust, and of all the amendments from time to time made thereto. The Declaration of Trust provides that the name "MuniHoldings Florida Insured Fund IV" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but the Trust Property only shall be liable. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

          Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated:

                                  President                      Secretary

Countersigned and Registered:

STATE STREET BANK AND TRUST COMPANY



Transfer Agent and Registrar
Authorized Signature
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                      MUNIHOLDINGS FLORIDA INSURED FUND IV

     A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each class of stock which the Trust is authorized to issue and the differences in the relative rights and preferences between the shares of each class to the extent that they have been set, and the authority of the Board of Trustees to set the relative rights and preferences of subsequent classes and series, will be furnished by the Trust to any stockholder, without charge, upon request to the Secretary of the Trust at its principal office.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common       UNIF GIFT MIN ACT--_______Custodian_______
                                                        (Cust)          (Minor)
TEN ENT--as tenants by the entireties  under Uniform Gifts to Minors Act
                                                                        ________
                                                                        (State)
JT TEN --as joint tenants with right
          of survivorship and not as
          tenants in common

    Additional abbreviations may also be used though not in the above list.

     For value received,._______ hereby sell, assign and transfer unto

 PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
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_________________________________________________________________________

Please print or typewrite name and address including zip code of assignee

_________________________________________________________________________

__________________________________________________________________Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________

Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

Dated:__________________

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                        Signature:___________________________________

          NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

    Signature Guaranteed:____________________________________

    Signatures must be guaranteed by an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.

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